Exhibit 99

ConocoPhillips Fourth-Quarter 2009 Interim Update

HOUSTON--(BUSINESS WIRE)--January 19, 2010--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips [NYSE:COP] during the fourth quarter of 2009. The market indicators and company estimates may differ considerably from the company’s actual results scheduled to be reported on January 27, 2010.

Exploration and Production

The table below provides market price indicators for crude oil and natural gas. The company’s actual crude oil and natural gas price realizations are likely to vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.

Market Indicators
	4Q 2009	4Q 2008	4Q 2009 vs. 4Q 2008	3Q 2009
Dated Brent ($/BBL)	$74.56	$54.91	$19.65	$68.28
WTI ($/BBL)	76.06	58.49	17.57	68.19
ANS USWC ($/BBL)	75.80	56.06	19.74	69.13
Henry Hub first of month ($/MMBTU)	4.16	6.95	(2.79)	3.39
Source: Platts

Total fourth-quarter production on a barrel-of-oil equivalent (BOE) per day basis, excluding LUKOIL, is anticipated to be approximately 1.83 million BOE per day. Full-year 2009 production is expected to be 1.85 million BOE per day, or more than 3 percent higher than full-year 2008. Exploration expenses are expected to be approximately $325 million before-tax for the quarter.

Refining and Marketing

The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips’ U.S. refineries. Realized refining margins are likely to differ due to the company’s specific locations, configurations, crude oil slates or operating conditions. ConocoPhillips’ refining configuration yields somewhat higher distillate and secondary product volumes, and lower gasoline volumes than those implied by the market indicators shown below.

Market Indicators ($/BBL)
	4Q 2009	4Q 2008	4Q 2009 vs. 4Q 2008	3Q 2009
Refining Margins
East Coast WTI 3:2:1	$6.19	$5.66	$0.53	$8.14
Gulf Coast WTI 3:2:1	4.46	2.80	1.66	6.74
Mid-Continent WTI 3:2:1	5.52	6.00	(0.48)	8.06
West Coast ANS 3:2:1	8.75	11.46	(2.71)	13.89
Weighted U.S. 3:2:1	5.95	5.89	0.06	8.81
NW Europe Dated Brent 3:1:2	8.14	17.58	(9.44)	8.44
Singapore Dubai 3:1:2	5.83	13.01	(7.18)	7.63
WTI/Maya Differential	6.75	13.64	(6.89)	4.99
Source: Platts

Refining and Marketing results for the fourth quarter are expected to be a loss, reflecting low worldwide market crack spreads, weak secondary product margins, narrow light-heavy crude differentials and low utilization due to turnaround activity and economic conditions. Fourth-quarter turnaround costs are anticipated to be approximately $140 million before-tax.

The company’s average worldwide crude oil refining capacity utilization rate for the fourth quarter is anticipated to be in the upper-70-percent range. The domestic and international utilization rates are expected to be in the lower-80-percent range and upper-50-percent range, respectively.

Other Segments

The LUKOIL Investment segment results will include a $54 million after-tax negative adjustment to align ConocoPhillips’ third-quarter estimate to LUKOIL’s third-quarter 2009 actual results reported in December. Chemicals results are expected to be significantly lower than the third quarter of 2009 primarily due to lower volumes and margins. Midstream results are anticipated to be higher than the third quarter of 2009 mainly due to higher natural gas liquids prices.

During the fourth quarter, the company expects to record noncash impairments of approximately $575 million after-tax. The impairments primarily reflect the impact of changes in natural gas price, royalty rate, foreign exchange and operating performance on a few mature, higher cost western Canada gas properties, as well as the mark down to fair value of our equity investment in Naryanmarneftegaz due to lower prospective resources in the Yuzhno Khylchuyu area.

The number of weighted-average diluted shares outstanding during the fourth quarter is anticipated to be approximately 1,501 million.

ConocoPhillips will release its fourth-quarter earnings on Wednesday, January 27 at 8:30 a.m. Eastern. The news release will be issued through Business Wire. In addition, a conference call with members of the company's executive management will be held at 11 a.m. Eastern that day.

To access the webcast of the call, go to ConocoPhillips’ Investor Relations site, www.conocophillips.com/investor, and click on the “Register for Webcast” link. You should begin this procedure at least 15-20 minutes prior to the start of the call. For those who miss the live broadcast, the event will be archived and available for replay approximately two hours following the live call. To access the archived call, go to the Investor Relations site and choose “Replay Webcast."

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving, expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory activities; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions, as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The statements in the interim update are based on activity from operations for the first two months of the fourth quarter of 2009 and include estimated results for December and, as such, are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which are scheduled to be reported in the company's earnings release for the fourth quarter of 2009 on January 27, 2010, may differ materially from the estimates given in this update.

CONTACT:
ConocoPhillips
Nancy Turner, 281-293-1430 (media)
nancy.e.turner@conocophillips.com
or
Diana Santos, 281-293-1674 (investors)
diana.santos@conocophillips.com